S-8 AMENDMENT
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                              FORM S-8 (AMENDMENT)

                                 CURRENT REPORT

                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: FEBRUARY 5, 2001

                      INTERNATIONAL MERCANTILE CORPORATION

Missouri                            0-7963                        43-0970243
--------                            ------                        ----------
(State or other juris-           (Commission                    (IRS Employer
diction of incorporation)        File Number)                Identification No.)

                     1625 KNECHT AVENUE, BALTIMORE, MD 21227
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Title of Class of Securities         Amount to be         Proposed Maximum
to be Registered                      Registered         Price Per Share (1)
----------------                      ----------         -------------------

Common Stock                           677,000*                $.75

* As Amended; Reduced from 3,027,000

Item 8 (as amended). Consultants and Advisors

The following consultants, none of whom are being, paid for capital raising transactions will be issued securities pursuant to this Registration statement:

Name                            Number                Type of Services Provided
----                            ------                ----------------------

Barry Klein, Esq.              177,000                Legal Services
Aron Langsam                   250,000                Consulting Services
Eric Attia                     250,000                Consulting Services

*All other Consultants and Advisors named in this Item 8 in the initial S-8 Registration Statement have been removed from this Item 8 and will receive no shares in connection with this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February 5, 2001.

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

INTERNATIONAL MERCANTILE CORPORATION

Frederic Richardson


/s/ Frederick Richardson
--------------------------
Executive V. P.

By: Frederic Richardson, Executive V. P.
1625 Knecht Avenue
Baltimore, Maryland 21227
Telephone: (301) 774-6913
Facsimile: (301) 774-5387